Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Genworth Financial, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333-182093) on Form S-3 and (Nos. 333-115825, 333-127474, 333-168961 and 333-181607) on Form S-8 of Genworth Financial, Inc. of our reports dated March 3, 2014, with respect to the consolidated balance sheets of Genworth Financial, Inc. as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2013, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2013, and the reference to our firm under the heading “Selected Financial Data,” which reports and reference appear in the December 31, 2013 annual report on Form 10-K of Genworth Financial, Inc.

/s/ KPMG LLP

Richmond, Virginia

March 3, 2014